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                   HYDRON TECHNOLOGIES, INC. AND SUBSIDIARIES

         Exhibit (11) - Statement Re: Computation of Earnings Per Share


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                                                      Three Months Ended                     Nine Months Ended
                                                        September 30,                           September 30,
                                                --------------------------------   -------------------------------
                                                     1997             1996             1997             1996
                                                --------------- ----------------   -------------------------------
Primary:
Average shares outstanding                          24,051,631       22,664,849       24,051,631       22,664,849
Net effect of dilutive stock
    options - based on the
    treasury stock method using
    average market price                                     -        1,552,781                -          627,303
                                                --------------- ----------------   -------------------------------

Totals                                              24,051,631       24,217,630       24,051,631       23,292,152
                                                =============== ================   ===============================

Net income                                      $   (1,259,430) $    (2,943,806)   $  (1,133,494)    $ (1,860,937)
                                                =============== ================   ===============================

Per share amount                                $        (0.05) $          (0.12)  $       (0.05)    $      (0.08)
                                                =============== ================   ===============================


Fully diluted:
Average shares outstanding                          24,051,631       22,664,849       24,051,631       22,664,849
Net effect of dilutive stock
    options - based on the
    treasury stock method using
    quarter-end market price                               -0-        1,552,781               -0-       1,552,781
                                                --------------- ----------------   -------------------------------

Totals                                              24,051,631       24,217,630       24,051,631       24,217,630
                                                =============== ================   ===============================

Net income                                      $   (1,259,430) $    (2,943,806)   $  (1,133,494)    $ (1,860,937)
                                                =============== ================   ===============================

Per share amount                                $        (0.05) $         (0.12)   $      (0.05) $          (0.08)
                                                =============== ================   ===============================


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